UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2024

CRESCENT ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, including Area Code:
(713) 332-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
The information contained in Item 2.03 of this Current Report is incorporated into this Item 1.01 by reference.
On June 14, 2024, Crescent Energy Finance LLC, a Delaware limited liability company (the “Issuer”) and wholly owned subsidiary of Crescent Energy Company (NYSE: CRGY) (the “Company” or “Crescent”), entered into that certain Ninth Amendment to Credit Agreement (the “Credit Agreement Amendment”), which amended Crescent’s existing Credit Agreement, dated as of May 6, 2021 (as amended by the First Amendment to Credit Agreement, dated as of September 24, 2021, the Second Amendment to Credit Agreement, dated as of March 30, 2022, the Third Amendment to Credit Agreement, dated as of March 30, 2022, the Fourth Amendment to Credit Agreement, dated as of September 23, 2022, the Fifth Amendment to Credit Agreement, dated as of July 3, 2023, the Sixth Amendment to Credit Agreement, dated December 13, 2023, the Seventh Amendment to Credit Agreement, dated April 10, 2024 and the Eighth Amendment to Credit Agreement, dated as of May 24, 2024 and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among the Issuer, certain subsidiaries of the Issuer, as guarantors, Wells Fargo Bank, National Association, as administrative agent, collateral agent and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto from time to time. Among other things, the Credit Agreement Amendment (a) permits the issuance of the Notes (as defined below) as permitted additional debt under the Credit Agreement and (b) excludes the proceeds of the Notes from the requirement to prepay the revolving loans under the Credit Agreement with excess cash on a monthly basis until the earliest to occur of (i) the date of consummation of the merger with SilverBow (as defined below), (ii) the date on which the Issuer redeems the Notes in full as a result of the occurrence of an event requiring special mandatory redemption and (iii) May 22, 2025.
The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.
On June 14, 2024, the Issuer issued $750 million aggregate principal amount of its 7.375% Senior Notes due 2033 (the “Notes”). The Notes were issued pursuant to the indenture, dated as of June 14, 2024 (the “Indenture”), by and among the Issuer, the guarantors named therein (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Additional information regarding the Notes and the Indenture, pursuant to which such Notes were issued, is set forth below.
Indenture and Senior Notes
The Notes are senior unsecured obligations of the Issuer. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the existing subsidiaries of the Issuer that guarantee its indebtedness under its revolving credit facility. The Notes are not guaranteed by the Company, which is the managing member of Crescent Energy OpCo LLC (“OpCo”), which is the sole member of the Issuer, or OpCo, and neither the Company nor OpCo is subject to the terms of the Indenture.
Maturity and Interest
The Notes will mature on January 15, 2033. The Notes bear interest at the rate of 7.375% per annum, payable in arrears on each January 15 and July 15, with interest payments on the Notes commencing January 15, 2025.
Optional Redemption
At any time prior to July 15, 2027, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 107.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if at least 50% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.
At any time prior to July 15, 2027, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.
On or after July 15, 2027, the Issuer may redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2027	103.688%
2028	101.844%
2029 and thereafter	100.000%
Change of Control
If the Issuer experiences certain kinds of changes of control accompanied by a ratings decline, each holder of the Notes may require the Issuer to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Certain Covenants
The Indenture contains covenants that, among other things, limit the ability of the Issuer’s restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends or distributions in respect of its equity or redeem, repurchase or retire its equity or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from any non-Guarantor restricted subsidiary to it; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.
Events of Default
If an Event of Default (as defined in the Indenture) occurs and is continuing under the Indenture, the Trustee or holders of at least 30% in principal amount of the then total outstanding Notes by written notice to the Issuer and the Trustee may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided that the Notes will be due and payable immediately without further action or notice if such an Event of Default results from (i) certain events of bankruptcy or insolvency with respect to the Issuer, any restricted subsidiary of the Issuer that is a significant subsidiary or any group of restricted subsidiaries of the Issuer that, taken together, would constitute a significant subsidiary, (ii) the guarantee of any restricted subsidiary of the Issuer that is a significant subsidiary or any group of restricted subsidiaries of the Issuer that, taken together, would constitute a significant subsidiary, for any reasons ceases to be in full force and effect, except as contemplated by the Indenture, or is declared null and void or a financial officer of such significant subsidiary or group of restricted subsidiaries of the Issuer that, taken together, would constitute a significant subsidiary, denies in writing that it has any further liability under its guarantee.
The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Special Mandatory Redemption
If (i) the Transaction (defined below) has not been completed on or prior to May 22, 2025 (the “Outside Date”), or (ii) prior to the Outside Date, (a) the SilverBow merger agreement is terminated or amended in a manner that would, in the Company’s sole judgment, reasonably be expected to adversely affect the interests of the holders of the Notes in any material respect, or (b) the Company has decided that it will not pursue the consummation of the Transaction or has determined in its sole discretion that the consummation of the Transaction cannot or is not reasonably likely to be satisfied by the Outside Date, the Company will be required to redeem all of the outstanding Notes at a redemption price equal to 100% of the initial issue price of such Notes, plus accrued and unpaid interest from the date of initial issuance of such Notes to, but not including, the payment date of such mandatory redemption.
Item 7.01.    Regulation FD Disclosure.
On June 13, 2024, the Issuer issued a news release announcing the pricing of the Notes. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In addition, the information contained in Item 1.01, Item 2.03 and Item 8.01 of this Current Report is incorporated into this Item 7.01 by reference.
The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 8.01.    Other Events.
Purchase Agreement
On June 13, 2024, the Issuer and the Guarantors entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC (the “Representative”), as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the offering (the “Notes Offering”) of the Notes. The net proceeds from the Notes Offering received by the Issuer were approximately $734.8 million, after deducting the Initial Purchasers’ discount and estimated offering expenses.
The Issuer intends to use the net proceeds from the Notes Offering to fund the cash portion of the consideration for the previously announced merger (the “Transaction”) with SilverBow Resources, Inc. (“SilverBow”) and any remaining net proceeds from such offering, at or following the completion of the Transaction, to repay SilverBow’s existing indebtedness outstanding at the time of completion of the Transaction. Pending any specific application, the Issuer may use a portion of the net proceeds to repay amounts outstanding under its revolving credit facility.
The Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchasers intend to resell the Notes only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes Offering closed on June 14, 2024.
The Purchase Agreement contains customary representations, warranties and agreements by the Issuer and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Issuer and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Issuer and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuer or the Guarantors having more than one year until maturity prior to the earlier of (i) 60 days after the date of the Purchase Agreement or (ii) the Special Mandatory Redemption Date (as defined in the Purchase Agreement) without the prior written consent of the

Representative; provided the Issuer and the Guarantors may offer, sell, contract to sell or otherwise dispose of any such debt securities provided there is an increase in the amount of cash consideration to be paid by the Company pursuant to the Transaction, only to the extent of such increase in the amount of such cash consideration.
Certain of the Initial Purchasers and/or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Issuer, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of June 14, 2024, among Crescent Energy Finance LLC, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee.
10.1
Ninth Amendment to Credit Agreement, dated June 14, 2024, by and among Crescent Energy Finance LLC, certain subsidiaries of Crescent Energy Finance LLC, as guarantors, Wells Fargo Bank, National Association, as administrative agent, collateral agent and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto.

99.1	Press Release, dated June 13, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Legend Information
No Offer or Solicitation
This communication relates to the proposed Transaction between Crescent and SilverBow. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.
Important Additional Information About the Transaction
In connection with the Transaction, on June 13, 2024, Crescent filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) to register the shares of Crescent Class A common stock to be issued in connection with the Transaction. The Registration Statement includes a joint proxy statement of Crescent and SilverBow and a prospectus of Crescent. The information in the Registration Statement is not complete and may be changed. Crescent and SilverBow may also file other documents with the SEC regarding the Transaction. After the Registration Statement is declared effective, a definitive joint proxy statement/prospectus will be mailed to the stockholders of Crescent and SilverBow. This document is not a substitute for the Registration Statement that has been and the joint proxy statement/prospectus that will be filed with the SEC or any other documents that Crescent or SilverBow may file with the SEC or mail to stockholders of Crescent or SilverBow in connection with the Transaction.
INVESTORS AND SECURITY HOLDERS OF CRESCENT AND SILVERBOW ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR

SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.
Investors and security holders will be able to obtain free copies of the Registration Statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by Crescent or SilverBow through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Crescent will be made available free of charge on Crescent’s website at https://ir.crescentenergyco.com, or by directing a request to Investor Relations, Crescent Energy Company, 600 Travis Street, Suite 7200, Houston, TX 77002, Tel. No. (713) 332-7001. Copies of documents filed with the SEC by SilverBow will be made available free of charge on SilverBow’s website at https://sbow.com under the “Investor Relations” tab or by directing a request to Investor Relations, SilverBow Resources, Inc., 920 Memorial City Way, Suite 850, Houston, TX 77024, Tel. No. (281) 874-2700. The information included on, or accessible through, Crescent’s or SilverBow’s website is not incorporated by reference into this document.
Participants in the Solicitation Regarding the Transaction
Crescent, SilverBow and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction.
Information regarding Crescent’s directors and executive officers is contained in Crescent’s Annual Report on 10-K for the year ended December 31, 2023 filed with the SEC on March 4, 2024. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Crescent’s website at https://ir.crescentenergyco.com. Information regarding SilverBow’s executive officers and directors is contained in the proxy statement for SilverBow’s 2024 Annual Meeting of Stockholders filed with the SEC on April 9, 2024. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the SilverBow’s website at https://sbow.com.
Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction when it becomes available. You may obtain free copies of this document as described above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 18, 2024

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel